                                                                    EXHIBIT 4.17

       NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE
         SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE
            SECURITIES LAW. NO SALE OR OTHER TRANSFER OF THE WARRANT
       REPRESENTED BY THIS CERTIFICATE OR OF THE SECURITIES ISSUABLE UPON
        EXERCISE THEREOF MAY BE MADE EXCEPT AS PERMITTED BY THE ACT AND
         APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR
                QUALIFICATION THEREUNDER OR EXEMPTION THEREFROM.


                          WARRANT TO PURCHASE SHARES OF
                   COMMON STOCK, $.01 PAR VALUE PER SHARE, OF
                                 TUNES.COM INC.

                                AUGUST ___, 1999


         This certifies that, for value received, Clear Channel Communications, Inc., a Texas corporation (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Tunes.com Inc., a Delaware corporation (the "Issuer"), up to __________________________ (_____________) fully paid and nonassessable shares of common stock, $.01 par value (the "Common Stock"), of the Issuer at an exercise price equal to ____________ Dollars ($_______) per share, subject to adjustment pursuant to the terms hereunder (the "Exercise Price") (such shares of Common Stock and other securities issued and issuable upon exercise of this Warrant are sometimes referred to herein as the "Warrant Shares"). The number of Warrant Shares and Exercise Price have been calculated after giving effect to the 1.25-for-1 stock split of the Common Stock which shall have occurred immediately prior to the issuance of this Warrant. This Warrant was originally issued on the date hereof (the "Issue Date") in connection with the execution and delivery of a Stock Purchase Agreement, dated as of August 9, 1999, by and between the Issuer and the Holder (the "Purchase Agreement"). Terms used herein and not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement.

         Section 1.   EXERCISE OF WARRANT.

                  (a) Subject to the terms and conditions of this Section 1, this Warrant may be exercised, in whole or in part (but not as to fractional shares) at any time during the period beginning on the Issue Date and ending on the third anniversary of the Issue Date, at which time it shall automatically expire (the "Expiration Date"). The Warrant may be exercised by presentation and surrender hereof to the Issuer at the address which, in accordance with the provisions of Section 8 hereof, is then effective for notices to the Issuer, with the Election to Purchase Form annexed hereto as SCHEDULE I, duly executed and accompanied by payment to the Issuer as further set forth below in this
         Section 1, for the account of the Issuer, of the Exercise Price for the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Issuer shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder.
         The Issuer shall maintain at its principal place of business a register for the registration of this Warrant and registration of transfer of this Warrant. The Exercise Price for the number of Warrant Shares specified in the Election to Purchase Form shall be payable in United States Dollars by (i) cash, (ii) a certified check payable to the order of the Issuer, (iii) written direction to an authorized broker to sell the Warrant Shares purchased pursuant to such exercise immediately for the account of the Holder and pay an appropriate portion of the proceeds thereof to the Issuer, or (iv) any combination of such methods of payment which together amount to the full exercise price of the Warrant Shares purchased pursuant to the exercise of the Warrant plus the amount, if any, of any applicable taxes which the Issuer is required to withhold.

                  (b) Each certificate representing shares initially issued upon exercise of this Warrant (and subsequently issued if appropriate), unless at the time of exercise such shares have been sold pursuant to an effective registration statement under the Securities Act, shall bear the following legend (and any additional legend required by applicable securities laws or any securities exchange or the NASDAQ Stock Market at the time of such exercise) on the face thereof:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE."

         Any certificate issued at any time upon transfer of, or in exchange for or replacement of, any certificate bearing such legend (except a new certificate issued upon completion of a public distribution of the securities represented thereby pursuant to a registration under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the registered holder thereof reasonably acceptable to the Issuer, the shares represented thereby need no longer be subject to the restrictions in this Section 1(b). The provisions of this Section 1(b) shall be binding upon all subsequent holders of certificates bearing the above legend, and shall also be applicable to all subsequent holders of this Warrant. The Warrant and the Warrant Shares may be transferred by the Holder (and its transferees), in whole or in part, subject to compliance with all applicable federal and state securities laws.

                  (c) The Holder (and its transferees) shall not effect any public sale or distribution of Warrant Shares issued upon exercise of this Warrant (including any sale under Rule 144 promulgated under the Securities Act) during the 14 days before and the 180 days after the effective date of a registration statement filed by the Issuer under the Securities Act in connection with an underwritten offering of Common Stock, except as may be permitted as part of such underwritten registration.

         Section 2. RESERVATION OF SHARES; PRESERVATION OF RIGHTS OF HOLDER. The Issuer hereby agrees to reserve for issuance and/or delivery upon exercise of this Warrant such number of Warrant Shares as shall be required for issuance or delivery upon exercise of this Warrant in full. The Issuer represents, warrants and covenants that all Warrant Shares issued upon exercise of this Warrant will be, upon issuance in accordance with the terms hereof, fully paid and non-assessable. The Warrant surrendered upon exercise shall be canceled by the Issuer. After the Expiration Date, no shares of Common Stock shall be subject to reservation in respect of this Warrant. The Issuer further agrees that it will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observation or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Issuer.

         Section 3. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. Any attempted transfer of this Warrant, the Warrant Shares or any new Warrant not in accordance with this Agreement shall be null and void, and the Issuer shall not in any way be required to give effect to such transfer. No transfer of this Warrant shall be effective for any purpose hereunder until (i) written notice of such transfer and of the name and address of the transferee has been received by the Issuer, (ii) the transferee shall first agree in a writing delivered to the Issuer to be bound by all the provisions of this Warrant, and (iii) an opinion of counsel (reasonably satisfactory to the Issuer) is provided to the Issuer that states that the transfer is exempt from registration under the Securities Act. Upon surrender of this Warrant to the Issuer by any transferee authorized under the provisions of this Section 3, the Issuer shall, without charge, execute and deliver a new Warrant registered in the name of such transferee at the address specified by such transferee, and this Warrant shall promptly be canceled. The Issuer may deem and treat the registered holder of any Warrant as the absolute owner thereof for all purposes, and the Issuer shall not be affected by any notice to the contrary. Any Warrant, if presented by an authorized transferee, may be exercised by such transferee without prior delivery of a new Warrant issued in the name of the transferee.

         Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Issuer will execute and deliver a new Warrant of like tenor and date.

         Section 4. RIGHTS OF HOLDER. Neither a Holder nor his transferee by devise or the laws of descent and distribution or otherwise shall be, or have any rights or privileges of, a stockholder of the Issuer with respect to any Warrant Shares, unless and until the Issuer shall have received payment in full for such Warrant Shares in accordance with the provisions of Section 1(a) hereof. For purposes of determining the record date on which a Holder shall be deemed to be entitled to exercise the rights of a stockholder of the Issuer, the record date of ownership of shares of Common Stock issued to a Holder upon exercise of this Warrant shall be the date on which the Election to Purchase Form shall have been delivered to the Issuer accompanied by payment to the Issuer in accordance with the provisions of Section 1(a) of this Warrant.

         Section 5. CLOSING OF BOOKS. The Issuer will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

         Section 6.   ADJUSTMENTS IN EXERCISE PRICE AND WARRANT SHARES.

                  (a) The Exercise Price and Warrant Shares shall be subject to adjustment from time to time as provided in this Section 6(a).

                           (i) If the Issuer is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or decreased, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the number of outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

                           (ii) If the Issuer declares a dividend on Common Stock, or makes a distribution to holders of Common Stock, and such dividend or distribution is payable or made in Common Stock or securities convertible into or exchangeable for Common Stock, or rights to purchase Common Stock or securities convertible into or exchangeable for Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend or distribution, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

                           (iii) In the event that the Issuer shall make any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of incorporation of the Issuer, the Holder shall be entitled to receive upon exercise of this Warrant the amount of such assets (or, at the option of the Issuer, an amount equal to the value thereof at the time of distribution, as determined in good faith by the Issuer's Board of Directors) which would have been distributed to such Holder if it had exercised its right to exercise immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

                           (iv) In case the Issuer after the date hereof (1) shall consolidate with or merge into any other Person (as defined below) and shall not be the continuing or surviving corporation of such consolidation or merger, or (2) shall permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities (as defined below) of the Issuer shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (3) shall transfer all or substantially all of its properties or assets to any other Person, then, and in the case of each such transaction, provisions satisfactory to the Holder shall be made such that, upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation the amount of stock and other securities, cash and other property to which the Holder would have been entitled upon such consummation if the Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in this Section 6.

                  PROVIDED that, without the Holder's consent, the Issuer shall not enter into any of the transactions described in clauses (1) through
         (3) above, unless, immediately after the date of the consummation of such transaction, the Acquiring Person or the Parent of the Acquiring Person is required to file reports with the Securities and Exchange Commission pursuant to section 13 or section 15(d) of the Exchange Act.

                  Notwithstanding the foregoing, if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the Holder designates in a notice given to the Issuer on or before the date immediately preceding the date of the consummation of such transaction, the

         Holder shall upon exercise of this Warrant be entitled to receive the highest amount of securities, cash or other property to which the Holder would actually have been entitled as a shareholder if the Holder had exercised this Warrant prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 6.

                  The above provisions of this paragraph (iv) shall similarly apply to successive consolidations, mergers, exchanges, sales or other transfers covered hereby.

                  As used herein, "Acquiring Person" shall mean the continuing or surviving corporation of a consolidation or merger with the Issuer (if other than the Issuer), the transferee of substantially all of the properties of the Issuer, the corporation consolidating with or merging into the Issuer in a consolidation or merger in connection with which the Common Stock as changed into or exchanged for stock or other securities of any other person or cash or any other property.

                  As used herein, the term "Other Securities" shall mean any stock (other than Common Stock) and other securities of the issuer or any other Person (corporate or otherwise) which the Holders of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

                  As used herein, "Parent" shall mean any corporation which (a) controls the Acquiring person directly or indirectly through one or more intermediaries, (b) is required to include the Acquiring Person in the consolidated financial statement contained in such Parent's Annual Report on Form 10-K and (c) is not itself included in the consolidated financial statements of any other person (other than its consolidated subsidiaries).

                  As used herein, the term "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                           (v) If the Issuer shall issue or sell, at any time before the expiration of this Warrant, additional shares of Common Stock without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issue or sale, then, and in each such case, the Exercise Price shall be reduced to an amount determined by dividing:

                           the sum of (1) the product derived by multiplying
                  (A) the Exercise Price in effect immediately prior to such issuance or sale times (B) the number of shares of

                  Common Stock outstanding immediately prior to such issuance or sale, calculated on a fully-diluted basis, plus (2) the total amount of consideration, if any, received by the Issuer upon such issuance or sale;

         by

                           the sum of (1) the number of shares of Common Stock
                  outstanding immediately prior to such issuance or sale, calculated on a fully diluted basis, plus (2) the number of shares of Common Stock issued in such sale.

                           (vi) If the Issuer shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall, upon exercise of this Warrant have the right to receive, in lieu of the shares of Common Stock of the Issuer that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Issuer had the Holder been the holder of record of such shares of Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant for the shares of Common Stock receivable upon exercise of this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Issuer shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall obtain receipt of the Exercise Price by deducting an amount equal to the Exercise Price for the shares of Common Stock receivable upon exercise of this Warrant from the amount payable to the Holder. For purposes of this paragraph, the sale of all or substantially all of the assets of the Issuer and distribution of the proceeds thereof to the Issuer's stockholders shall be deemed a liquidation.

                  (b) The term "Common Stock" shall mean the Common Stock, $.01 par value, of the Issuer as the same exists at the Closing Date (as defined in the Purchase Agreement) or as such stock may be constituted from time to time, except that for the purpose of this Section 5, the term "Common Stock" shall include any stock of any class of the Issuer which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which is not subject to redemption by the Issuer.

                  (c) Whenever the number of Warrant Shares or the Exercise Price shall be adjusted as required by the provisions of this Section 5, the Issuer forthwith shall file in the custody of its secretary or an assistant secretary, at its principal office, and furnish to the Holder hereof, a certificate setting forth in reasonable detail the circumstances requiring the adjustments.

                  (d) Notwithstanding any other provision, this Warrant shall be binding upon and inure to the benefit of any successors and assigns of the Issuer.

                  (e) No adjustment in the Exercise Price in accordance with the provisions of this Section 5 need be made if such adjustment would amount to a change in such Exercise Price of less than $.01; PROVIDED HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this paragraph 5(e) shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

                  (f) If an adjustment is made under this Section 5 and the event to which the adjustment relates does not occur, then any adjustments in accordance with this Section 5 shall be readjusted to the Exercise Price and the number of Warrant Shares which would be in effect had the earlier adjustment not been made.

                  (g) If an event occurs which is similar in nature to the events described in this Section 5, but is not expressly covered hereby, the Board of Directors of the Issuer shall make or arrange for an equitable adjustment to the number of Warrant Shares and the Exercise Price.

         Section 7. TAXES ON ISSUE OR TRANSFER OF COMMON STOCK AND WARRANT. The Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities on the exercise of this Warrant. Except as set forth in the preceding sentence, the Issuer shall not be required to pay any tax which may be payable in respect of any transfer of this Warrant or in respect of any transfers involved in the issue or delivery of shares or the exercise of this Warrant in a name other than that of the Holder and the person requesting such transfer, issue or delivery shall be responsible for the payment of any such tax (and the Issuer shall not be required to issue or deliver said shares until such tax has been paid or reasonable evidence for the provision of such payment has been provided to the Issuer). The Issuer shall withhold any amounts (whether in cash, securities or otherwise) relating to any applicable taxes which the Issuer is required to withhold or as otherwise required by law relating to the issuance of this Warrant or the Warrant Shares or the transfers thereof.

         Section 8. NOTICE OF ADJUSTMENT. So long as this Warrant shall be outstanding, (a) if the Issuer shall propose to pay any dividends or make any distribution upon the Common Stock, or (b) if the Issuer shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any other similar rights, or (c) if there shall be any proposed capital reorganization of the Issuer in which the Issuer is not the surviving entity, recapitalization of the capital stock of the Issuer, consolidation or merger of the Issuer with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Issuer, or voluntary or involuntary dissolution, liquidation or winding up of the Issuer, or (d) if the Issuer shall give to its stockholders any notice, report or other communication respecting any significant or special action or event, then in such event, the Issuer shall give to the Holder, at least ten days prior to the relevant date described below, a notice containing a description of the proposed action or event and stating the date or expected date on which a record of the Issuer's stockholders is to be taken for any of the foregoing purposes, and the date or expected date on which any such dividend, distribution, subscription, reclassification, reorganization, consolidation, combination, merger, conveyance, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

         Section 9. NOTICES. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (a) if to any Holder of this Warrant or holder of Warrant Shares issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose, which shall be initially:

                           Clear Channel Communications, Inc.
                           200 Concord Plaza, Suite 600
                           San Antonio, Texas  78216
                           Attention:  Randall Mays

         (b)      if to the Company, to:

                           Tunes.com Inc.
                           640 North LaSalle Street
                           Suite 560
                           Chicago, Illinois  60610
                           Attention:  Chief Executive Officer

or at such other address as may be substituted by not less than ten days' advance notice given to the other party as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three Business Days (as defined below) after the same shall have been deposited in the United States mail. "Business Day" shall mean any day that is not Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Illinois.

         Section 10. GOVERNING LAW. THE ISSUER AND THE HOLDER AGREE THAT THIS WARRANT AND THE LEGAL RELATIONS BETWEEN THE ISSUER AND THE HOLDER, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE LAW OF ANOTHER JURISDICTION.

         Section 11. AMENDMENT. This Warrant may be amended only with the consent of the Company and the Holders representing a majority of the then outstanding Warrants.

Dated:  August ___, 1999

                                       TUNES.COM INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

ATTEST:


------------------------------
   (Assistant) Secretary

                                                                     SCHEDULE I

                              ELECTION TO PURCHASE

         The undersigned hereby irrevocably elects to exercise this Warrant and to purchase ______ shares of Tunes.com Inc. Common Stock issuable upon the exercise of this Warrant, and requests that certificates for such shares be issued in the name of:



-------------------------------------------------------------------------------
                                     (Name)


-------------------------------------------------------------------------------
                                    (Address)

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                (United States Social Security or other taxpayer
                       identifying number, if applicable)

and, if different from above, be delivered to:


-------------------------------------------------------------------------------
                                     (Name)


-------------------------------------------------------------------------------
                                    (Address)

and, if the number of Warrant Shares so purchased are not all of the Warrant Shares issuable upon exercise of this Warrant, that a Warrant to purchase the balance of such Warrant Shares be registered in the name of, and delivered to, the undersigned at the address stated below.


Date: _______________________, _____

Name of Registered Owner:
                         ------------------------------------------------------

-------------------------------------------------------------------------------

Address:
        -----------------------------------------------------------------------

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Signature:
          ---------------------------------------------------------------------